Exhibit 11

                   DAKA INTERNATIONAL, INC.
    STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 QUARTERS AND SIX MONTHS ENDED
             JANUARY 1, 1994 AND DECEMBER 31, 1994

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
	                           Quarters ended 	          Quarters ended
	                         December    January      	December    January
		                        31, 1994    1, 1994       31, 1994    1, 1994
PRIMARY:
Net income 	              2,764 	     2,184 	       4,346 	     3,345
Dividend on Preferred
 Stock                      400         400           400         400
                          -----       -----         -----       -----
Net income available
 to common stockholders   2,364       1,784         3,946       2,945

Weighted average
 number of shares
 outstanding 	            3,817   	   3,758         3,798       3,752
Weighted average
 number of options
 outstanding 		             227         140           222         140
                         ------      ------        ------      ------
		                        4,044   	   3,898        	4,020  	    3,892
                         ======      ======        ======      ======

Primary earnings
 per share                 0.58        0.46          0.98        0.76

FULLY DILUTED:
Net income available
 to common
 stockholders            2,364 	      1,784          3,946       2,945
Add back dividend
 on Preferred Stock 	      400 	        400         	  400 	       400
Add back interest
 expense on Convertible
 Notes, after tax
 effect 		                 317 	        337         	  637 	       661
                        ------       ------         ------      ------
		                       3,081 	      2,521 	        4,983  	    4,006
                        ------       ------         ------      ------
Weighted average
 number of shares
 outstanding 	           4,088 	      3,757          4,084 	     3,752
Weighted average
 number of options
 outstanding 		            228 	        155 	          227         154
Shares issuable
 upon conversion of
 Preferred Stock         2,222        2,222          2,222  	    2,222
Shares issuable
 upon conversion of
 Notes 		                2,095 	      2,396         	2,094       2,396
                        ------       ------         ------      ------
		                       8,633 	      8,530         	8,627 	     8,524
                        ------       ------         ------      ------

Fully diluted earnings
 per share                0.36         0.30           0.58        0.47

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